EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in Registration Statement No. 333-58054 of Annaly Mortgage Management, Inc. on Form S-3 of our report dated February 5, 2001 which is incorporated by reference, and to the references to us under "Experts" which is included in the Preliminary Prospectus, which is also included in such Registration Statement.


Deloitte & Touche LLP
New York, New York
April 23, 2001